EXHIBIT 99.13


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statements on Form N-3 of Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities Variable Account, Global Governments Variable Account, Total Return Variable Account and Managed Sectors Variable Account, of our report dated February 3, 2000 appearing in the annual report to contract owners for the year ended December 31, 1999, and to the use of our report dated February 10, 2000 accompanying the financial statements of Sun Life Assurance Company of Canada (U.S.), which includes explanatory paragraphs relating to the use of statutory accounting practices which differ from generally accepted accounting principles, contained in the Statement of Additional Information, which is part of such Registration Statements. We also consent to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Accountants and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.




DELOITTE & TOUCHE LLP
---------------------
Deloitte & Touche LLP


Boston, Massachusetts
April 24, 2000